SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934
          Date of Report (Date of Earliest Event Reported) May 16, 2002


                          BIOSHEILD TECHNOLOGIES, INC.

                    ________________________________________


             (Exact Name of Registrant as Specified in its Charter)



     Georgia                         0-24913                     58-2181628
----------------                ----------------             -------------------
(State or other                 (Commission File               (IRS Employer
 jurisdiction of                     Number)                 Identification No.)
 incorporation)



       4505 International Boulevard, Suite B-109, Norcross, Georgia 30093

                    ________________________________________


                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code: 770-925-3653

Item 5.  Other Events

         On May 16, 2002, the Company entered into a Letter Agreement ("Agreement") with Aerus with respect to a proposed arrangement involving a possible merger or combination of the Company and Aerus. In accordance therewith (and subject to Aerus' completion, to its satisfaction, of its Due Diligence investigation) Aerus has agreed to seek up to Twenty Million ($20,000,000) Dollars as part of any recapitalization of the combined enterprises. The Due Diligence process is expected to be concluded on or before September 16, 2002.

         The foregoing summarizes certain pertinent information contained in the aforesaid Agreement but does not purport to be a complete summary of such Agreement. A copy of the Agreement is filed as Exhibit 99 to this Current Report on Form 8-K and the contents of such Exhibit are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c) Exhibits.

         99. Agreement dated May 16, 2002 by and between the Company and Aerus.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         BIOSHIELD TECHNOLOGIES, INC.

                                     By: /s/ Timothy C. Moses
                                         --------------------
                                         Timothy C. Moses
                                         President and Chief Executive Officer

Dated: June 6, 2002